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                                                                   EXHIBIT 23(g)


                   CONSENT OF ORKLA FINANS (FONDSMEGLING) ASA

         Orkla Finans (Fondsmegling) A.S. hereby consents to the use of its name and opinion dated March 26, 1998 addressed to the Board of Directors of Fountain Oil Incorporated ("Fountain") in the registration statement on Form S-3 (the "Registration Statement") filed by Fountain in connection with the proposed transaction between Fountain and CanArgo Energy Inc., as described in Part I of the Registration Statement.

                                         /s/  Inge K. Hansen
                                              -------------------------------
                                              Orkla Finans (Fondsmegling) ASA

May 28, 1998